Exhibit (J) under Form N-1A
                                              Exhibit 23 under Item 601/Reg SK .

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in the Post-Effective Amendment Number 25 to the Registration Statement (Form N-1A No. 33-21321) dated October 31, 2000 and to the incorporation by reference therein of our report dated October 18, 2000 on the Financial Statements of Hibernia Funds (comprising, Hibernia Capital Appreciation Fund, Hibernia Louisiana Municipal Income Fund, Hibernia Mid Cap Equity Fund, Hibernia Total Return Bond Fund, Hibernia U.S. Government Income Fund, Hibernia Cash Reserve Fund, and Hibernia U.S. Treasury Money Market Fund) included in its Annual Report to shareholders for the year ended August 31, 2000.

                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2000